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                                                                   Exhibit 3.111

                       [restated for SEC filing purposes]

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE
                            ARTICLES OF INCORPORATION

                 HILTON HEAD OCEAN FRONT SALES AND RENTALS, INC.


1. The name of the proposed corporation is Hilton Head Ocean Front Sales and Rentals, Inc.

2. The office of the initial registered office of the corporation is 215 South Forest Beach, Hilton Head, South Carolina 29928, County of Beaufort.

3.       The period of duration of the corporation shall be perpetual.

4.       The corporation is authorized to issue shares of stock as follows:

            Class of Shares        Authorized No. of Shares        Par Value
            ---------------        ------------------------        ---------
                Common                     100,000                   $1.00

5.       Total authorized capital stock: 100,000.

6. The existence of the corporation shall begin as of the filing date with the Secretary of State.

7. The number of directors constituting the initial board of directors of the corporation is one and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:
         William J. Haley, 215 S. Forest Beach, Hilton Head, South Carolina
         29928.

8. The general nature of the business for which the corporation is organized is: To buy, sell, lease (both short and long term), manage and maintain real property and personal property both within and outside the State of South Carolina and to conduct any other activities not prohibited by the laws of the State of South Carolina.

9. Provisions which the incorporators elect to include in the articles of incorporation are as follows: None.


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10.      The name and address of each incorporator is: William J. Haley, 215 S.
         Forest Beach, Hilton Head Island, Beaufort County.

                         Signature of incorporator:         /s/ William J. Haley
                                                            --------------------
                         Type or print name:                William J. Haley
                         Date:                              3/16/84



















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